UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240 14a-12

McDermott International, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PT. McDERMOTT

CREATING A PREMIER FULLY VERTICALLY INTEGRATED ONSHORE-OFFSHORE COMPANY DRIVEN BY TECHNOLOGY, INNOVATION AND SCALE

MAY
02

The McDermott Special Meeting will be held on May 2, 2018

EVERY VOTE COUNTS: VOTE "FOR" EACH OF THE PROPOSALS RELATING TO THE COMBINATION OF McDERMOTT AND CB&I TODAY

McDermott and **CB&I** have agreed to combine in an all-stock transaction, creating a leading onshore-offshore engineering, procurement, construction and installation (EPCI) company driven by technology and innovation, with scale and diversification to better capitalize on global growth opportunities. The combination is backed by a highly compelling strategic and financial rationale, with a clear path to close. Your Board of Directors recommends that you vote **"FOR"** the transaction-related proposals today.

Vote **"FOR"** Substantial Financial Benefits

STRONG FINANCIAL PROFILE

Combined business to have **significantly enhanced backlog and pro forma combined revenues, adjusted EBITDA and adjusted net income**

SUBSTANTIAL SYNERGIES

Anticipated **$250 million** in annualized cost synergies in 2019 along with significant revenue synergies due to the enhanced capabilities of the combined company

STRENGTHENED BALANCE SHEET

$6.0 billion in committed financing provides enough liquidity to fund growth and manage downside scenarios

FOCUSED ON DELEVERAGING

Strong EBITDA growth and cash flow generation will enable rapid delivering, with a net leverage target of **less than 2.0x**

CREDIT SUISSE

"Strategically, the [combination] creates a more diverse and complementary energy offering, both onshore and offshore as well as by geography and customer." — **Credit Suisse***

* Permission to use quotations neither sought nor obtained.

Vote to create a leading onshore-offshore EPCI company.

VOTE "FOR" THE PROPOSALS RELATING TO COMBINATION TODAY.

Vote **"FOR"** A Compelling Strategic Rationale

"This transaction would combine **two highly complementary businesses** to create a leading onshore-offshore EPCI company driven by technology and innovation, with the scale and diversification to better capitalize on global growth opportunities."
— **David Dickson**, President and Chief Executive Officer of McDermott

McDermott
CB&I

COMPLEMENTARY GLOBAL PORTFOLIO WITH A STRONG POSITION IN HIGH GROWTH DEVELOPING REGIONS

KEY:
McDERMOTT
CB&I
ONSHORE FABRICATION
EXPORT TERMINALS
LNG LIQUEFACTION PLANT
GAS-FIRED POWER PLANTS
GAS PROCESSING PLANT
REFINING AND PETROCHEMICALS
OFFSHORE FLOATING FACILITIES FABRICATION AND INSTALLATION
DEEPWATER SUBSEA, UMBILICAL, RISERS, FLOWLINES (SURF) HARDWARE INSTALLATION
TECHNOLOGY UNDERPINNING
SHALLOW WATER CONVENTIONAL PLATFORMS AND PIPELINES FABRICATION AND INSTALLATION
DIGITAL TWIN
PETROCHEMICAL, REFINING AND GAS PROCESSING LICENSING
PIPELINE DESIGN AND FABRICATION
ENGINEERING

RESPONDING TO EVOLVING CUSTOMER NEEDS BY OFFERING ENGINEERED AND CONSTRUCTED FACILITY SOLUTIONS AND FABRICATION SERVICES

Customer Focused
Industry Leading, Vertical Execution Capabilities
Common Culture
Strategic Contract Management
Standardized Bidding Standards & Project Execution
Rigorous Oversight & Cost Control

PROVEN OPERATING MODEL FOR UNLOCKING VALUE

David Dickson
President & CEO

Stuart Spence
EVP & CFO

EXPERIENCED MANAGEMENT TEAM

JOHNSON RICE & COMPANY

"We believe this transaction has the potential to create a significant amount of shareholder value for both MDR and CBI shareholders." — **Johnson Rice & Company***

* Permission to use quotations neither sought nor obtained.

Vote to help realize the significant benefits of the combination for McDermott's stockholders, customers and employees.

VOTE "FOR" THE PROPOSALS RELATING TO COMBINATION TODAY.

Forward-Looking Statements

McDermott cautions that statements in this publication which are forward-looking, and provide other than historical information, involve risks, contingencies and uncertainties that may impact actual results of operations of McDermott, including after the proposed business combination with CB&I. These forward-looking statements include, among other things, statements about anticipated cost and revenue synergies, liquidity, plans to de-lever and path to close. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous risks, contingencies and uncertainties, including, among others: the ability of McDermott and CB&I to obtain the shareholder approvals necessary to complete the proposed combination on the anticipated timeline or at all; the risk that a condition to the closing of the proposed combination may not be satisfied, or that the proposed combination may fail to close, including as the result of any inability to obtain the financing for the combination; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the proposed combination; the costs incurred to consummate the proposed combination; the possibility that the expected synergies from the proposed combination will not be realized, or will not be realized within the expected time period; difficulties related to the integration of the two companies; the credit ratings of the combined businesses following the proposed combination; disruption from the proposed combination making it more difficult to maintain relationships with customers, employees, regulators or suppliers; the diversion of management time and attention on the proposed combination; adverse changes in the markets in which McDermott and CB&I operate or credit markets; the inability of McDermott or CB&I to execute on contracts in backlog successfully; changes in project design or schedules; the availability of qualified personnel; changes in the terms, scope or timing of contracts; contract cancellations; change orders and other modifications and actions by customers and other business counterparties of McDermott and CB&I; changes in industry norms; and adverse outcomes in legal or other dispute resolution proceedings. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. You should not place undue reliance on forward-looking statements. For a more complete discussion of these and other risk factors, please see each of McDermott’s and CB&I’s annual and quarterly filings with the Securities and Exchange Commission, including their respective annual reports on Form 10-K for the year ended December 31, 2017. This publication reflects the views of McDermott’s management as of the date hereof. Except to the extent required by applicable law, McDermott undertakes no obligation to update or revise any forward-looking statement.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy, vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transactions, McDermott International, Inc. (“McDermott”) has filed a Registration Statement on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”) that includes (1) a joint proxy statement of McDermott and Chicago Bridge & Iron Company N.V. (“CB&I”), which also constitutes a prospectus of McDermott and (2) an offering prospectus of McDermott Technology, B.V. in connection with McDermott Technology, B.V.‘s offer to acquire CB&I shares. The Registration Statement was declared effective by the SEC on March 29, 2018. McDermott and CB&I have mailed the definitive joint proxy statement/prospectus to stockholders of McDermott and shareholders of CB&I. In addition, McDermott and McDermott Technology, B.V. have filed a Tender Offer Statement on Schedule TO-T (the “Schedule TO”) with the SEC and CB&I has filed a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) with respect to the exchange offer. The solicitation and offer to purchase shares of CB&I’s common stock is only being made pursuant to the Schedule TO and related offer to purchase. This material is not a substitute for the joint proxy statement/prospectus, the Schedule TO, the Schedule 14D-9 or the Registration Statement or for any other document that McDermott or CB&I may file with the SEC and send to McDermott’s and/or CB&I’s shareholders in connection with the proposed transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION OR DECISION WITH RESPECT TO THE EXCHANGE OFFER, WE URGE INVESTORS OF CB&I AND MCDERMOTT TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS, SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY MCDERMOTT AND CB&I WITH THE SEC CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MCDERMOTT, CB&I AND THE PROPOSED TRANSACTIONS.

Investors are able to obtain free copies of the Registration Statement, joint proxy statement/prospectus, Schedule TO and Schedule 14D-9, as each may be amended from time to time, and other relevant documents filed by McDermott and CB&I with the SEC at http://www.sec.gov, the SEC’s website, or free of charge from McDermott’s website (http://www.mcdermott.com) under the tab, “Investors” and under the heading “Financial Information” or by contacting McDermott’s Investor Relations Department at (281) 870-5147. These documents are also available free of charge from CB&I’s website (http://www.cbi.com) under the tab “Investors” and under the heading “SEC Filings” or by contacting CB&I’s Investor Relations Department at (832) 513-1068.

Participants in Proxy Solicitation

McDermott, CB&I and their respective directors and certain of their executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from McDermott’s and CB&I’s shareholders in connection with the proposed transactions. Information regarding the officers and directors of McDermott is included in its annual report on Form 10-K for the year ended December 31, 2017, filed with SEC on February 21, 2018, as amended by its annual report on Form 1O-K/A filed with the SEC on March 8, 2018. Information regarding the officers and directors of CB&I is included in its annual report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 21, 2018, as amended by its annual report on Form 10-K/A filed with the SEC on March 22, 2018. Additional information regarding the persons who may be deemed participants and their interests is set forth in the Registration Statement and joint proxy statement/prospectus and other materials filed with SEC in connection with the proposed transactions. Free copies of these documents may be obtained as described in the paragraphs above.